Exhibit 99.1

MARTIN MARIETTA APPOINTS MICHAEL J. PETRO
AS CHIEF FINANCIAL OFFICER

Raleigh, N.C., (July 8, 2025) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”), a leading national supplier of aggregates and heavy building materials, today announced the appointment of Michael J. Petro as Senior Vice President and Chief Financial Officer, effective immediately. Robert J. Cardin, who has been serving as the Company’s interim CFO since April 2025, will continue in his role as Senior Vice President, Controller and Chief Accounting Officer.

Mr. Petro, who most recently served as Senior Vice President of Strategy and Development at Martin Marietta, brings decades of financial leadership experience. Since joining the Company in 2015, he has played a key role in formulating and executing the Company’s strategic growth initiatives including through his work on successful portfolio-enhancing transactions that have greatly expanded Martin Marietta’s geographic footprint and improved the Company’s product mix.  These include the acquisitions of Bluegrass Materials, Lehigh Hanson’s West Region, the Tiller Corporation, Albert Frei & Sons and affiliates of Blue Water Industries as well as the divestiture of certain non-core assets.  Prior to joining the Company, Mr. Petro held roles as an investment banker and a consultant, where he developed a deep understanding of capital markets, financial analysis, forecasting and process optimization. As CFO, Mr. Petro will continue to oversee Martin Marietta’s Strategy and Development team.

“On behalf of the Board and management team, I am pleased to announce Michael’s promotion to Chief Financial Officer,” said Ward Nye, Chair and CEO of Martin Marietta. “Michael’s work both on and leading our Strategy and Development team over the past ten years has meaningfully contributed to our Company’s success. With his proven track record of delivering results and creating value, and his demonstrated leadership capabilities, we are confident Michael is the right person to lead our finance organization forward.”

Mr. Nye continued, “I also want to acknowledge and thank Bob for stepping into the role of Interim Chief Financial Officer over the past several months and supporting a smooth and seamless transition. Bob is an extremely talented and highly valued member of our ONE team, and we look forward to continuing to benefit from his capable and effective leadership as he returns to his primary duties as Senior Vice President, Controller and Chief Accounting Officer.”

“I am honored to be taking on the role of CFO,” said Mr. Petro. “Martin Marietta has a winning approach to capital allocation and a proven formula for success, and I look forward to continuing to advance our strategy, while delivering compelling, long-term value for Martin Marietta shareholders.”

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About Michael J. Petro

Mr. Petro has held leadership positions at Martin Marietta since he joined in 2015. He most recently served as Senior Vice President of Strategy and Development. Prior to his promotion to Senior Vice President in 2021, he was Vice President of Strategy and Development (2018-2021), and Director of Strategy and Development (2015-2018). Earlier in his career he worked in investment banking at Wells Fargo Securities and as a consultant at PwC. Mr. Petro holds an undergraduate degree in accounting from Louisiana State University, and a master’s of business administration degree from Duke University’s Fuqua School of Business.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business produces high-purity magnesia and dolomitic lime products used worldwide in environmental, industrial, agricultural and specialty applications. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:
Jacklyn Rooker
Director, Investor Relations
(919) 510-4736
Jacklyn.Rooker@martinmarietta.com

MLM-G

This release contains forward-looking statements within the meaning of federal securities law. Statements and assumptions on future revenues, income and cash flows, performance, economic trends, the outcome of litigation, regulatory compliance and environmental remediation cost estimates are examples of forward-looking statements. Numerous factors could affect the Company’s forward-looking statements and actual performance.

Investors are cautioned that all forward-looking statements involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable at the time the statements are made, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historic or current facts. The words “may”, “will”, “could”, “should”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “outlook”, “plan”, “project”, “scheduled” and other words of similar meaning in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all of Martin Marietta’s forward-looking statements in this release and in other publications may turn out to be wrong.

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You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

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